UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code): (617) 714-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2020, Moderna, Inc. (the “Company”) entered into a contract (the “BARDA Contract”) with the Biomedical Advanced Research and Development Authority (“BARDA”), a division of the U.S. Department of Health and Human Services’ Office of the Assistant Secretary for Preparedness and Response. Under the BARDA Contract, the Company will receive an award of up to $483 million to accelerate the development of the Company’s mRNA vaccine candidate (currently mRNA-1273) against the novel coronavirus (SARS-CoV-2). BARDA will fund the advancement of the mRNA vaccine candidate to potential licensure, including clinical studies of the candidate and the manufacture of the candidate for use in these studies.

The BARDA Contract could result in payments to the Company of up to approximately $483 million, and consists of an approximately two-year base period-of-performance and a total contract period-of-performance (base period plus option exercises) of up to approximately five years and six months (if necessary). Under the base period-of-performance, the Company will conduct activities intended to obtain licensure of mRNA-1273 through a biologics license application submission for mRNA-1273.

The BARDA Contract contains terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract at any time for its convenience.

The foregoing is a brief description of the material terms of the BARDA Contract and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the BARDA Contract, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2020.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2020, the Company issued a press release announcing its entry into the BARDA Contract, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Moderna, Inc. on April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERNA, INC.

Date: April 16, 2020	By:	/s/ Lori Henderson
Lori Henderson
General Counsel and Secretary